                   -----------------------------------

                            OPTION AGREEMENT


                             by and between


                          SBS BROADCASTING S.A.


                                   and

                 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.


                      Dated as of February 21, 2000


                   -----------------------------------

                            TABLE OF CONTENTS

ARTICLE I
      DEFINITIONS......................................................3

ARTICLE II
      GRANT OF OPTIONS.................................................3
            Section 2.1  Grant of Call Option..........................3
            Section 2.2  Grant of Put Option...........................4
            Section 2.3  Grant of Third Party Option...................4

ARTICLE III
      EXECUTION OF OPTIONS.............................................5
            Section 3.1  Exercise Mechanics............................5
            Section 3.2  Escrow Arrangements...........................7

ARTICLE IV
      REPRESENTATIONS AND WARRANTIES...................................8
            Section 4.1  Representations and Warranties of
                     Seller ...........................................8
                  (a)   Organization, Standing and Corporate Power.....8
                  (b)   Notes..........................................8
                  (c)   Authority; Enforcement.........................8
                  (d)   Compliance with Obligations....................9
                  (e)   Consents and Approvals.........................9
                  (f)   Litigation....................................10
                  (g)   ITI ..........................................10
                  (h)   Interest on the Notes.........................10
            Section 4.2  Representations and Warranties of
                     Purchaser .......................................10
                  (a)   Organization, Standing and Corporate Power....10
                  (b)   Authority; Enforcement........................11
                  (c)  Compliance with Obligations....................11
                  (d)  Consents and Approvals.........................12
                  (e)  Litigation.....................................12

ARTICLE V

      FURTHER AGREEMENTS..............................................12
            Section 5.1  Sale and Purchase Agreement..................12
            Section 5.2  Subsequent Default on Interest
                     Payments ........................................13
            Section 5.3  Fees and Expenses............................14

ARTICLE VI

      MISCELLANEOUS PROVISIONS........................................14
            Section 6.1   Notices.....................................14
            Section 6.2   Survival of Representations and
                     Warranties ......................................16
            Section 6.3   Assignment..................................16
            Section 6.4   Submission to Jurisdiction; Consent
                          to Service of Process.......................16
            Section 6.5   Headings; Internal References...............17
            Section 6.6   Governing Law...............................17
            Section 6.7   Specific Performance........................17
            Section 6.8   Counterparts................................17
            Section 6.9   Severability................................17
            Section 6.10  Entire Agreement............................17




ANNEXES

A     Definitions
B     Form of Call Option or
      Third Party Option Exercise Notice
C     Form of Put Option Notice
D     Form of Escrow Agreement
E     Form of Notice of Assignment

                            OPTION AGREEMENT


            This OPTION AGREEMENT (this "Agreement") is dated as of February 21, 2000 and is by and between SBS Broadcasting S.A., a company organized under the laws of Luxembourg ("Purchaser"), and Central European Media Enterprises Ltd., a company organized under the laws of Bermuda ("Seller").

            WHEREAS, Seller through wholly owned Subsidiaries holds US$40,000,000 in aggregate principal amount of senior convertible notes (the "Notes") of International Trading and Investments Holdings S.A., a company organized under the laws of Luxembourg ("ITI"), issued pursuant to the Sale and Purchase Agreement, dated December 10, 1998 (the "Sale and Purchase Agreement"), between Seller and ITI, which Notes are convertible under certain circumstances into bearer ordinary shares, nominal value FLUX50, of ITI ("ITI Shares");

            WHEREAS, Seller wants to grant Purchaser a call option to purchase the Notes for US$37,250,000 by delivery of notice to Seller on or prior to June 30, 2000 (subject to extension), on the terms and subject to the conditions set forth herein;

            WHEREAS, Purchaser wants to grant Seller a put option to sell the Notes to Purchaser for US$25,000,000 by delivery of notice to Seller on or prior to June 30, 2000 (subject to extension), on the terms and subject to the conditions set forth herein;

            WHEREAS, Seller wants to grant Purchaser an option exercisable in the event of a third party offer for the Notes during the call option period to purchase the Notes for the lesser of (i) the third party offer price and (ii) US$40,000,000, on the terms and subject to the conditions set forth herein; and

            WHEREAS, Purchaser and Seller want to provide for certain other agreements relating to the Notes.

            NOW, THEREFORE, the parties, intending to be bound, hereby agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

            Unless otherwise indicated, capitalized terms used herein and in the Annexes to this Agreement have the meanings assigned to them in Annex A (with terms defined in the singular having comparable meanings when used in the plural and vice versa).

                                   ARTICLE II

                                GRANT OF OPTIONS

            Section 2.1  Grant of Call Option.
                         --------------------

            (a) Seller hereby grants to Purchaser an irrevocable option (the "Call Option") to require Seller to sell the Notes to Purchaser. The Call Option shall be exercisable at any time from the date hereof to June 30, 2000 (the "Call Option Period") in the manner described in Section 3.1, provided that the Call Option Period shall be extended to September 30, 2000 in the event that Seller exercises its put option extension rights pursuant to Section 2.2(a), and provided, further, that the Call Option Period shall be extended in the event that the Notes are pledged by Seller to Purchaser as collateral in connection with the Slovenian Transaction to the earlier of (i) December 31, 2000 and (ii) the date of release of the pledge of such Notes in connection with the satisfaction of Seller's obligations relating to such transaction.

            (b) The price payable by Purchaser for the Notes upon the exercise of the Call Option (the "Call Option Price") shall be US$37,250,000 (the "Call Option Base Price"), plus any unpaid interest on the Notes accrued from the most recent interest payment date to the Option Settlement Date (as defined below), provided that if the Call Option Period is extended in connection with a pledge of the Notes to Seller pursuant to Section 2.2(a) the Call

Option Base Price shall (i) increase to US$37,740,000 if the Call Option is exercised on or after September 10, 2000 (unless Seller exercises its put option extension rights pursuant to Section 2.2(a), in which case such increase shall not take effect until October 1, 2000), and (ii) increase to US$38,210,000 if the Call Option is exercised on or after December 10, 2000.

            Section 2.2  Grant of Put Option.
                         -------------------

            (a) Purchaser hereby grants an irrevocable option (the "Put Option") to Seller to require Purchaser to purchase the Notes from Seller. The Put Option shall be exercisable at any time from the date hereof to June 30, 2000 (the "Put Option Period") in the manner described in Section 3.1, provided that Seller may extend the Put Option Period to December 31, 2000 by delivery of written notice to Purchaser prior to the expiration of the Put Option Period.

            (b) The price payable by Purchaser for the Notes upon the exercise of the Put Option (the "Put Option Price") shall be US$25,000,000, plus any unpaid interest on the Notes accrued from the most recent interest payment date to the Option Settlement Date (as defined below).

            Section 2.3  Grant of Third Party Option.
                         ---------------------------

            (a) Seller may continue to seek offers from third parties to purchase the Notes during the term of this Agreement. If the Call Option and Put Option have not been exercised and Seller receives prior to expiration of the Call Option Period a bona fide written offer from a third party to purchase all the Notes, Seller may after March 6, 2000 deliver to Purchaser a notice (the "Third Party Offer Notice") setting forth (i) the Third Party Offer Price to be paid for the Notes, and (ii) all material terms and conditions relating to such offer, together with a certificate in form and substance reasonably acceptable to Purchaser from outside legal counsel, independent auditors or financial advisers to Seller or another third party reasonably acceptable to Purchaser stating that the Offer Notice is true and accurate. Seller is not required to identify in the Third Party Offer Notice the third party who has offered to purchase the Notes. Upon receipt of the

Third Party Offer Notice and certificate, Purchaser shall have the option (the "Third Party Option") to purchase the Notes from Seller, which option must be exercised in the manner described in Section 3.1 within three Business Days of receipt of the Third Party Offer Notice and certificate. If Purchaser does not exercise the Third Party Option during such three Business Day period, Seller shall then be entitled to sell the Notes in accordance with the terms and conditions set forth in the Third Party Offer Notice to the third party making such offer for a period of five Business Days, after which Seller shall be required to re-deliver a Third Party Offer Notice and certificate pursuant to this paragraph (a) prior to any sale of the Notes to a third party. Purchaser shall not be entitled to exercise the Call Option during the eight Business Day period following valid delivery by the Seller of the Third Party Offer Notice and certificate pursuant to this paragraph (a).

            (b) The price payable by Purchaser for the Notes upon the exercise of the Third Party Option (the "Third Party Option Price") shall be equal to the lesser of (i) the Third Party Offer Price and (ii) US$40,000,000.

            (c) In the event Purchaser does not exercise the Third Party Option, Seller shall be entitled to accept the offer giving rise to such Third Party Option, provided that if any of the material terms or conditions relating to such offer change in any way, Seller shall deliver a Third Party Offer Notice and certificate in respect of such revised offer to Purchaser in accordance with paragraph (a) of this Section 2.3.

                                   ARTICLE III

                              EXECUTION OF OPTIONS

            Section 3.1  Exercise Mechanics.
                         ------------------

            (a) Purchaser may exercise the Call Option or Third Party Option in respect of all and not less than all the Notes by giving notice substantially in the form set forth as Annex B in accordance with the requirements of Section 6.1.

            (b) Seller may exercise the Put Option in respect of all and not less than all the Notes by giving notice to Purchaser substantially in the form set forth as Annex C in accordance with requirements of Section 6.1.

            (c) The party exercising its option shall nominate a date (the "Option Settlement Date") in the notice delivered pursuant to paragraph (a) or
(b) above which shall be no earlier than two Business Days and no later than five Business Days from the date of delivery of such notice. Seller shall notify Purchaser in writing not less than one Business Day prior to the Option Settlement Date of the amount of any unpaid interest on the Notes accrued from the most recent interest payment date to the Option Settlement Date payable as part of the Call Option Price or Put Option Price. The exercise of an option pursuant to this Section 3.1 shall be irrevocable. On the Option Settlement
Date:

          (i) Purchaser shall pay the applicable option price in United States dollars in immediately available funds to Seller by wire transfer as follows: (A) US$12,000,000 of such option price shall be paid into the Escrow Account maintained by Seller with the Escrow Agent for the benefit of Purchaser, subject to the terms set forth in Section 3.2 below; and (B) the balance of such option price shall be paid to the account of Seller specified by Seller by written notice to Purchaser no later than one Business Day prior to the Option Settlement Date; and

          (ii) Seller shall deliver (or cause to be delivered) to Purchaser a Note transfer form in respect of the Notes duly completed in favor of Purchaser and shall take all action required under the Sale and Purchase Agreement and such Notes and otherwise to effect the transfer of all of Seller's right, title and interest in and to the Notes to Purchaser free and clear of any claims, pledges, liens, charges and encumbrances of any sort.

            (d) At the option of Purchaser, the obligations of Purchaser under this Agreement to purchase the Notes and pay the applicable option price to Seller on the Option Settlement Date shall be subject to the conditions precedent that (i) the representations and warranties made by the Seller in this Agreement shall have been true and correct when made, and (except for the representations and warranties set forth in Sections 4.1(g) and 4.1(h)) shall be true and correct on the Option Settlement Date as though such representations and warranties were made on and as of such date; and (ii) the Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by the Seller at or before the Option Settlement Date.

            (e) At the option of Seller, the obligations of Seller under this Agreement to consummate the sale of the Notes and deliver them to the Purchaser on the Option Settlement Date shall be subject to the conditions precedent that
(i) the representations and warranties made by the Purchaser in this Agreement shall have been true and correct when made, and shall be true and correct on the Option Settlement Date as though such representations and warranties were made on and as of such date, and (ii) the Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions required by the Agreement to be performed or complied with by the Purchaser at or before the Option Settlement Date.

            Section 3.2 Escrow Arrangements. On the Option Settlement Date, Seller and Purchaser shall enter into an escrow agreement with the Escrow Agent substantially in the form attached as Annex D. If the Slovenian Transaction reaches Closing, at the date of such Closing and in connection therewith Seller and Purchaser shall jointly deliver to the Escrow Agent a notice authorizing the Escrow Agent to release from the Escrow Account and pay to Purchaser US$12,000,000, and to release from the Escrow Account and pay to Seller any amounts remaining in the Escrow Account. All fees and expenses of the Escrow Agent shall be for the account of and paid jointly by Purchaser and by Seller and shall not be drawn from the Escrow Account. If the Slovenian Transaction does not reach

Closing by June 30, 2000, Seller and Purchaser shall jointly deliver to the Escrow Agent a notice authorizing the Escrow Agent to release all amounts in the Escrow Account to Seller.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

           Section 4.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser:

            (a) Organization, Standing and Corporate Power. Seller and its Note Holding Subsidiaries are each companies duly organized and validly existing under the laws of the jurisdiction in which they are organized and have the requisite corporate or similar power and authority to carry on their business as now being conducted. The Note Holding Subsidiaries are each wholly owned Subsidiaries of Seller.

            (b) Notes. Seller's Note Holding Subsidiaries are the registered Holders of the Notes and the rights, title and interests of Seller and its Note Holding Subsidiaries in and to the Notes are free and clear of any claims, pledges, liens, charges and encumbrances of any sort.

            (c) Authority; Enforcement. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation by Seller and Note Holding Subsidiaries of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Seller and the Note Holding Subsidiaries. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (assuming due authorization, execution and delivery by Purchaser), subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (d) Compliance with Obligations. The execution and delivery by Seller of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement (including without limitation the sale and transfer of the Notes and assignment of rights under the Sale and Purchase Agreement to Purchaser) will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien or security interest upon any of the properties or assets of Seller or the Note Holding Subsidiaries under, (i) the organizational documents of Seller or any of the Note Holding Subsidiaries,
(ii) the Sale and Purchase Agreement and the Notes; (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Seller or any of the Note Holding Subsidiaries or their respective properties or assets, (iv) any licenses, franchises, permits, concessions or other governmental approvals granted to or held by Seller or any of the Note Holding Subsidiaries, or (v) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of the Note Holding Subsidiaries or their respective properties or assets, other than, in the case of clauses (iii), (iv) and (v), any such conflicts, violations, defaults, rights, liens or security interests that individually or in the aggregate would not (x) have a material adverse effect on Seller, (y) impair the ability of Seller to perform its obligations under this Agreement in any material respect or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated hereby.

            (e) Consents and Approvals. Except for such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on Seller, impair the ability of Seller to perform its obligations under this agreement in any material respect or delay in any material respect or prevent the consummation of any of the transactions contemplated hereby, no consent, approval, order or authorization of, or registration, declaration or filing with, any national, state, regional or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity") or any other Person is required by or with respect to Seller or any of the Note Holding Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Seller of any of the transactions contemplated by this Agreement.

            (f) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Seller, threatened against or affecting Seller or any of the Note Holding Subsidiaries that individually or in the aggregate could reasonably be expected to impair the ability of Seller to perform its obligations under this Agreement in any material respect or delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Seller or any of the Note Holding Subsidiaries having, or which could reasonably be expected to have, any effect referred to in this paragraph.

            (g) ITI. ITI has not breached and is not currently in breach (whether or not waived) of any of its obligations under the Sale and Purchase Agreement or the Notes and has performed all its obligations in accordance with the terms thereof.

            (h) Interest on the Notes. ITI has paid all interest payments due under the Notes to the date hereof on time and in accordance with the terms thereof.

            Section 4.2 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller:

            (a) Organization, Standing and Corporate Power. Purchaser is a company duly organized and validly existing under the laws of Luxembourg and has the requisite corporate power and authority to carry on its business as now being conducted.

            (b) Authority; Enforcement. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (assuming due authorization, execution and delivery by Seller), subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (c) Compliance with Obligations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien or security interest upon any of the properties or assets of Purchaser under, (i) the organizational documents of Purchaser, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Purchaser or its properties or assets, (iii) any licenses, franchises, permits, concessions or other governmental approvals granted to or held by Purchaser or its properties or assets, or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its properties or assets, other than the case of clauses (ii), (iii) and (iv) any such conflicts, violations, defaults, rights, liens or security interests that individually or in the aggregate would not (x) have a material adverse effect on Purchaser, (y) impair the ability of Purchaser to perform its obligations under this Agreement in any material respect or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated hereby.

            (d) Consents and Approvals. Except for such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on Purchaser, impair the ability of Purchaser to perform its obligations under this Agreement in any material respect or delay in any material respect or prevent the consummation of any of the transactions contemplated hereby, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated by this Agreement.

            (e) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser that individually or in the aggregate could reasonably be expected to impair the ability of Purchaser to perform its obligations under this Agreement in any material respect or delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Purchaser having, or which could reasonably be expected to have, any effect referred to in this paragraph.

                                ARTICLE V

                           FURTHER AGREEMENTS

            Section 5.1  Sale and Purchase Agreement.

            (a) In the event that Purchaser acquires the Notes from Seller pursuant to Section 2, on the date of such acquisition Seller shall deliver to Purchaser and to ITI a notice substantially in the form set forth as Annex E in accordance with Section 6.1 and Sections 7.5 and 7.6 of the

Sale and Purchase Agreement assigning to Purchaser all of Seller's rights under the Sale and Purchase Agreement (except under Sections 5.1, 5.2, 5.3 and 5.4 thereof), provided that any obligations of Seller under the Sale and Purchase Agreement shall remain obligations of Seller irrespective of such assignment.

            (b) If Seller's rights under the Sale and Purchase Agreement (except under Section 5.1, 5.2, 5.3 and 5.4 thereof) are assigned to Purchaser pursuant to paragraph (a) above, Purchaser agrees that in the event that ITI breaches its obligations under Section 5.1 of the Sale and Purchase Agreement to Seller, Purchaser shall not exercise its right under Section 3.12 of the Sale and Purchase Agreement to declare all the Notes to be due and payable as a result of such breach unless Seller delivers a notice (the "Enforcement Notice") to Purchaser requesting that Purchaser take such action. Purchaser shall, no later than ten Business Days following receipt of an Enforcement Notice (during which time the breach by ITI of its obligations under Section 5.1 may be cured), declare all the Notes to be due and payable in accordance with Section 3.12 of the Sale and Purchase Agreement. Purchaser shall be entitled to retain all amounts paid by ITI upon enforcement of the Notes. If ITI pays all amounts owing to Seller under Section 5.1 of the Sale and Purchase Agreement after enforcement but prior to payment of the Notes, Seller shall promptly notify Purchaser and Purchaser at its option may seek to enter into discussions with ITI to restructure the Notes.

            Section 5.2 Subsequent Default on Interest Payments. If after the date hereof, but prior to the Option Settlement Date, ITI fails to make any interest payments to Seller when due under the Notes, the Call Option Price, Put Option Price and Third Party Option Price shall not change as a result of such breach, but Purchaser after the Option Settlement Date shall have the right (but not any obligation) to claim payment of such overdue interest payments. Seller shall notify Purchaser in writing on the Option Settlement Date of the amount of any such overdue interest payments. If Purchaser receives proceeds from any sale by Purchaser of the Notes, payments by ITI of principal and interest on the Notes or any other amount from ITI in respect of the Notes ("Recovery Amounts"), Purchaser shall pay from each Recovery Amount an amount that bears a proportion to such Recovery Amount equal to the CME Share Proportion up to and until Purchaser has paid to Seller the amount of such overdue interest payments less Seller's proportionate share (based on the CME Share Proportion) of any reasonable legal fees or other out-of-pocket expenses incurred by Purchaser in obtaining the Recovery Amounts (the "CME Payment Amounts"). If Purchaser has not received Recovery Amounts sufficient to pay the CME Payment Amounts in accordance with the previous sentence and Purchaser receives ITI Shares upon the conversion of the Notes (the "Recovery Shares"), Purchaser shall transfer and deliver to Seller a number of ITI Shares that bears a proportion to the number of Recovery Shares equal to the CME Share Proportion, less a number of ITI Shares equal in value to Seller's proportionate share (based on the CME Share Proportion) of any legal fees or other expenses incurred by Purchaser in obtaining the Recovery Shares. Purchaser shall have no obligation to pay to Seller any amounts or deliver ITI Shares in respect of any interest payments on the Notes that have not been paid to Seller prior to the date hereof.

            Section 5.3 Fees and Expenses. Each party shall pay the fees and expenses of its counsel, accountants, investment bankers, brokers, lenders and other advisers and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

            Section 6.1 Notices. All notices or services of process provided for herein shall be validly given or served, as the case may be, if in writing and delivered personally, or by confirmed facsimile (followed promptly by an original copy of such notice or service of process delivered by registered mail), if to:

      The Purchaser:

            SBS Broadcasting S.A.
            8-10 rue Mathias Hardt
            L-1717 Luxembourg

            Attention:  Corporate Secretary

            Facsimile:  +35 2 40 7804

      With copies to:

            SBS Broadcasting S.A.
            36 St. Ives Street
            London SW3 2ND, England

            Attention:  Corporate Secretary

            Facsimile:  +44 020 7590 3601

      and

            Sullivan & Cromwell
            St. Olave's House
            9a Ironmonger Lane
            London EC2V 8EY, England

            Attention:  William A. Plapinger

            Facsimile:  +44 020 7710 6565

      The Seller:

            Central European Media Enterprises Ltd.
            Swan House
            52 Poland Street
            London W1V 3DF

            Attention:        Legal Department

                              Finance Department

            Facsimile:        +44 020 7292 7948
                              +44 020 7292 7903

      With copies to:

            Debevoise & Plimpton
            875 Third Avenue
            New York, NY 10022
            USA

            Attention:        Greg Gooding and Louis Begley

            Facsimile:        +1 212 909 6836

or to such other address or facsimile number as either party may, from time to time, designate in a written notice given to the other party in a like manner.

            Section 6.2 Survival of Representations and Warranties. The representations, warranties and agreements contained in this Agreement shall survive the transfer of the Notes at the Option Settlement Date.

            Section 6.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights herein, nor any of the other interests and obligations created hereunder shall be assigned or delegated by Seller, and any such attempted assignment or delegation shall be void. This Agreement, the rights granted to Purchaser herein, or the obligations of Purchaser created hereunder, may be assigned or delegated by Purchaser to a Subsidiary or affiliate of Purchaser.

            Section 6.4 Submission to Jurisdiction; Consent to Service of Process. With respect to any claim arising out of this Agreement (a) each of Purchaser and Seller irrevocably submits to the nonexclusive jurisdiction of the United States District Court located in the Borough of Manhattan in The City of New York and (b) each of Purchaser and Seller irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. Each of Purchaser and Seller agrees that service of process upon it in any such suit, action or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in Section
6.1. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IT MAY HAVE IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING.

            Section 6.5 Headings; Internal References. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. Unless otherwise specified, references herein to "Section" or "Sections" and to "Annex" or "Annexes" are to Sections of, and Annexes to, this Agreement.

            Section 6.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

            Section 6.7 Specific Performance. Purchaser and Seller acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof and thereof in any federal court of the United States or competent courts in Luxembourg or Bermuda having jurisdiction, this being in addition to any other remedy to which they may be entitled by law or equity.

            Section 6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Section 6.9 Severability. If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

            Section 6.10 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and will supersede and replace all prior oral or written agreements covering the matters contemplated in this Agreement. This Agreement may be amended only by an agreement in writing executed by the parties hereto. Time shall be of the essence of this Agreement.

            IN WITNESS WHEREOF, the parties have hereunto signed their names in the space provided below.

                                          SBS BROADCASTING S.A.


                                          By: /s/ M. G. Fennema
                                              -----------------------
                                          Name:   M. G. Fennema
                                          Title:  Attorney-in-Fact


                                          CENTRAL EUROPEAN MEDIA
                                          ENTERPRISES LTD.



                                          By: /s/ Fred T. Klinkhammer
                                              -----------------------
                                          Name:   Fred T. Klinkhammer
                                          Title:  President & CEO

                                 ANNEX A
                                 -------

      "Agreement" means the Option Agreement, dated as of February 21, 2000, between SBS Broadcasting S.A. and Central European Media Enterprises Ltd.

      "Business Day" means any day that is not a Saturday or Sunday on which banks are open for business and not required or permitted to be closed in The City of New York, Bermuda or Luxembourg.

      "Call Option" has the meaning specified in Section 2.1(a) of this Agreement.

      "Call Option Base Price" has the meaning specified in Section 2.1(b) of this Agreement.

      "Call Option Period" has the meaning specified in Section 2.1(a) of this Agreement.

      "Call Option Price" has the meaning specified in Section 2.1(b) of this Agreement.

      "Closing" means, in respect of the Slovenian Transaction, the purchase by Seller from Purchaser of a controlling interest in Kanal A, [a Slovenian company] pursuant to a proposed Share Purchase Agreement to be entered into by the parties.

      "CME Payment Amounts" has the meaning specified in the Section 5.2 of this Agreement.

      "CME Share Proportion" means a proportion equal to the proportion that (a) the amount of any interest payments ITI has failed to make to Seller when due under the Notes between the date hereof and the Option Settlement Date bears to
(b) the aggregate amount of principal and interest outstanding on the Notes at the Option Settlement Date.

      "Enforcement Notice" has the meaning specified in Section 5.1(b) of this Agreement.

      "Escrow Account" means the escrow account established by Seller for the benefit of Purchaser in accordance with Sections 3.1 and 3.2 of this Agreement.

      "Escrow Agent" means The Chase Manhattan Bank, or such other escrow agent as may be agreed in writing by the parties hereto.

      "Governmental Entity" has the meaning specified in Section 4.1(e) of this Agreement.

      "Holder" has the meaning assigned to it in the Sale and Purchase
Agreement.

      "ITI" has the meaning as specified in the recitals to this Agreement.

      "ITI Shares" has the meaning specified in the recitals to this Agreement.

      "Note Holding Subsidiary" means a Subsidiary of Seller that holds one of the Notes.

      "Notes" means the US$40,000,000 in aggregate principal amount of senior convertible notes of ITI issued pursuant to the Sale and Purchase Agreement and held by Seller and its Subsidiaries.

      "Option Settlement Date" has the meaning specified in Section 3.1(c) of this Agreement.

      "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Purchaser" has the meaning specified in the recitals to this Agreement.

      "Put Option" has the meaning specified in Section 2.2(a) of this Agreement.

      "Put Option Period" has the meaning specified in Section 2.2(a) of this Agreement.

      "Put Option Price" has the meaning specified in Section 2.2(b) of this Agreement.

      "Recovery Amounts" has the meaning specified in Section 5.2 of this Agreement.

      "Recovery Shares" has the meaning specified in Section 5.2 of this Agreement.

      "Sale and Purchase Agreement" has the meaning specified in the recitals to this Agreement.

      "Seller" has the meaning specified in the recitals to this Agreement.

      "Slovenian Transaction" means the proposed sale of by the Purchaser of a controlling interest in Kanal A d.d., a Slovenian company, to Seller pursuant to a proposed Share Purchase Agreement to be entered into by the parties.

      "Subsidiary" means, with respect to any Person, any other Person of which shares of capital stock or other interests having a majority of the general voting power in electing the board of directors (or body exercising similar authority) are, at the time and of which any determination is being made, beneficially owned by the first Person.

      "Third Party Offer Notice" has the meaning specified in Section 2.3(a) of this Agreement.

      "Third Party Offer Price" means the aggregate cash consideration offered by a third party for the Notes, less the value of any consideration (in cash or kind) provided by Seller to such third party or any offsetting transaction between Seller and such third party in connection with or in any way related to such third party's offer for the Notes.

      "Third Party Option" has the meaning specified in Section 2.3(a) of this Agreement.

      "Third Party Option Price" has the meaning specified in Section 2.3(b) of this Agreement.

                                     ANNEX B

                             Form of Call Option or
                       Third Party Option Exercise Notice
                       ----------------------------------

                                                            [Date]

TO:   Central European Media Enterprises Ltd.,
      Swan House
      52 Poland Street
      London W1V 3DF, England

            Fax No.:     +44 020 7292 7948
                           +44 020 7292 7903
            Attention:   Legal Department
                           Finance Department

            Reference is made to the Option Agreement, dated as of February 21, 2000 (the "Option Agreement"), by and between SBS Broadcasting S.A., a Luxembourg company ("Purchaser"), and Central European Media Enterprises Ltd., a Bermuda company ("Seller"). Capitalized terms used but not otherwise defined herein have the meanings specified in the Option Agreement.

            Purchaser hereby notifies Seller that it is exercising the [Call Option] [Third Party Option] with respect to all the Notes pursuant to the provisions of the Option Agreement. Purchaser hereby nominates [date] as the Option Settlement Date pursuant to Section 3.1 of the Option Agreement.

                                          SBS BROADCASTING S.A.



                                          By:
                                             -------------------------
                                             Name:
                                             Title:

                                    ANNEX C

                            Form of Put Option Notice
                            -------------------------

                                                            [Date]

TO:   SBS Broadcasting S.A.,
      8-10 rue Mathias Hardt
      L-1717 Luxembourg

            Fax No.:   +35 2 40 7804
            Attention: Corporate Secretary

      SBS Broadcasting S.A.,
      36 St. Ives Street
      London SW3 2ND, England

            Fax No.:   +44 020 7590 3601
            Attention: Corporate Secretary

            Reference is made to the Option Agreement, dated as of February 21, 2000 (the "Option Agreement"), by and between SBS Broadcasting S.A., a Luxembourg company ("Purchaser"), and Central European Media Enterprises Ltd., a Bermuda company ("Seller"). Capitalized terms used but not otherwise defined herein have the meanings specified in the Option Agreement.

            Seller hereby notifies Purchaser that it is exercising the Put Option with respect to all the Notes pursuant to the provisions of the Option Agreement. Seller hereby nominates [date] as the Option Settlement Date pursuant to Section 3.1 of the Option Agreement.

                                          CENTRAL EUROPEAN
                                          MEDIA ENTERPRISES LTD.



                                          By:
                                             -------------------------
                                             Name:
                                             Title:

                                     ANNEX D
                                     -------

                            Form of Escrow Agreement
                            ------------------------

                                ESCROW AGREEMENT
                                ----------------

      THIS ESCROW AGREEMENT, dated as of [ ], 2000 (the "Escrow Agreement"), is by and among SBS Broadcasting S.A., a company organized under the laws of Luxembourg ("SBS"), Central European Media Enterprises Ltd., a company organized under the laws of Bermuda ("CME"), and The Chase Manhattan Bank, a New York State chartered bank (the "Escrow Agent").

      WHEREAS, SBS and CME are parties to an Option Agreement, dated as of February 21, 2000 (the "Option Agreement"), pursuant to which (i) CME grants SBS a call option (the "Call Option") to purchase US$40,000,000 in aggregate principal amount of senior convertible notes (the "Notes") of International Trading and Investments Holding S.A., a Luxembourg company ("ITI"), for US$37,250,000 by delivery of notice to CME on or prior to June 30, 2000, subject to extension, and (ii) SBS grants CME a put option (the "Put Option") to sell the Notes to SBS for US$25,000,000 by delivery of notice to CME on or prior to June 30, 2000, subject to extension;

      WHEREAS, SBS and CME intend to execute a Purchase Agreement (the "Share Purchase Agreement" and the transactions referred to therein, the "Slovenia Transactions"), pursuant to which SBS or its nominee would agree to sell to CME or its nominee a controlling interest in Kanal A d.d., a Slovenian company, for US$[12,000,000];

      WHEREAS, if prior to June 30, 2000, (i) SBS exercises the Call Option or otherwise purchases the Notes or (ii) if CME exercises the Put Option, each of SBS and CME wants US$12,000,000 of the purchase price in connection therewith to be held in escrow (the "Escrow Amount") until the earlier of the closing (as defined in the Share Purchase Agreement) of the Slovenia Transactions and June 30, 2000, on the terms and subject to the conditions set forth herein;

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

      1. Definitions. As used in this Agreement, all capitalized terms used herein shall have the meanings set forth in the preamble to this Escrow Agreement or as set forth below:

            "Business Day" means any day other than a Saturday, Sunday or public holiday under the laws of the State of New York or other day on which banking or lending institutions are authorized or obligated to close in New York State.

            "Escrow Fund" means the amount held by the Escrow Agent in escrow under this Escrow Agreement, consisting of the Escrow Amount and any investment income thereon.

            "Permitted Investments" means:

      (a) Demand deposit accounts, money market accounts or bankers' acceptances maturing in 90 days or less from the date of issue of not less than the highest rating then available from Standard and Poor's Corporation ("S&P") or Moody's Investor Services, Inc. ("Moody's") at the time of investment;

      (b) Certificates of deposit maturing in 90 days or less from the date of deposit and either placed by or with a United States bank with stockholder capital exceeding Fifty Million Dollars ($50,000,000) or a minimum credit rating at the time of investment of A from S&P or Moody's for its debt instruments (so long as there has been no public announcement by S&P or Moody's that such credit rating may be subject to a negative adjustment), and the accounts of which are insured by the Federal Deposit Insurance Corporation or any successor thereto (an "Acceptable Bank");

      (c) Securities which possess each of the following characteristics: (i) commonly known as "commercial paper", (ii) due and payable within 90 days from the date of issue, (iii) issued by any corporation organized under the laws of the United States or of any

      State thereof and (iv) ratings which, at the time of the investment therein, are not less than the highest rating then available from Moody's, S&P or another nationally recognized rating agency;

      (d) United States Treasury obligations maturing in 180 days or less from the date of purchase;

      (e) Certificates issued by the Government National Mortgage Association maturing in 90 days or less from the date of purchase; or

      (f) An interest in any fund or other investment vehicle, including, without limitation, a registered investment company maintained by an Acceptable Bank, that invests only in any of the items specified in clauses (a) through (e) above, including a registered investment company for which the Escrow Agent or its affiliates provides services and are separately and additionally compensated therefor.

      2. Acceptance of Escrow. The Escrow Agent hereby acknowledges the receipt of the Escrow Amount. The Escrow Agent shall hold and dispose of the Escrow Fund and shall act as Escrow Agent with respect to the Escrow Fund in accordance with the terms, conditions and provisions of this Agreement.

      3.    Investment of Escrow Amount; Taxes.
            ----------------------------------

      (a) The Escrow Agent shall invest the Escrow Amount initially in Escrow Agent's money market account. Thereafter, the Escrow Agent shall invest the Escrow Fund in such Permitted Investments as SBS and CME jointly may direct in writing. All securities and deposits representing investment of the Escrow Fund shall be held in the name of the Escrow Agent or its nominee, or in bearer form, and the Escrow Agent may deposit any securities or other property in a depository or clearing corporation. The Escrow Agent shall receive and collect all funds payable in connection with such investment. Except to the extent that payment of the Escrow Fund is required to be made pursuant to this Escrow Agreement, the Escrow Agent shall retain the Escrow Fund and invest the Escrow Fund as provided for herein. In no event shall the Escrow Agent have any liability under this Escrow Agreement for investment losses incurred on any investment or reinvestment made in accordance with the terms of this Escrow Agreement.

      (b) The parties hereto agree that, to the extent that the Escrow Amount exceeds the aggregate purchase price in connection with the Slovenia Transactions owed to SBS, as agreed by each of SBS and CME, the remainder of the principal of the Escrow Amount and all interest or other income earned thereon shall be distributed to CME pursuant to Section 5 below.

      (c) All taxes in respect of earnings on the Escrow Amount shall be the obligation of and shall be paid when due by CME, who shall indemnify and hold SBS and the Escrow Agent harmless from and against all taxes.

      4. Investment of Income. All interest and other income realized in respect of the Escrow Amount shall be reinvested and held as a portion of the Escrow Fund.

      5. Distribution of Escrow Fund. The Escrow Agent shall continue to hold the Escrow Fund in its possession until authorized hereunder to distribute the Escrow Fund as follows:

          (a) In connection with the Escrow Amount, upon the closing (as defined in the Share Purchase Agreement) of the Slovenia Transactions, the Escrow Agent shall upon receipt of the joint notice specified in Section 3.2 of the Option Agreement (i) distribute to SBS such amounts equal to the aggregate purchase price under the Slovenia Transactions, as agreed by each of SBS and CME, by wire transfer of immediately available funds to SBS into such account as SBS may specify in writing, and (ii) distribute any remaining amounts of the Escrow Account, including interest thereon, by wire transfer of immediately available funds to CME into such account as CME may specify in writing.

          (b) In the event that the Slovenia Transactions do not close by June 30, 2000, the Escrow Agent shall upon receipt of the joint notice specified in Section 3.2 of the Option

               Agreement immediately distribute the Escrow Amount, including interest thereon, by wire transfer of immediately available funds to CME into such account as CME may specify in writing.

      Promptly after the Termination Date (as defined in Section 8 hereof), the Escrow Agent shall deliver to SBS and CME a full and complete final statement with respect to the Escrow Fund.

      6. Duties and Responsibilities of the Escrow Agent. The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein, and such duties and obligations shall be determined solely by the express provisions of this Escrow Agreement.

      (a) Each of SBS and CME acknowledges and agrees that the Escrow Agent: (i) shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its reasonable judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iv) may consult counsel satisfactory to it, including its in-house counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of counsel.

      (b) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. Each of SBS and CME jointly and severally covenants and agrees to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Escrow Agreement or with the administration of its duties hereunder, including, but not limited to, reasonable legal fees and expenses and other costs and expenses of defending or preparing to defend against any claim of liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's gross negligence, bad faith or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

      (c) Each of SBS and CME agree, jointly and severally, to indemnify and hold the Escrow Agent harmless from and against any liabilities that may be assessed against the Escrow Agent on any such payment or other activities under this Escrow Agreement except those caused by Escrow Agent's gross negligence, bad faith or willful misconduct, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

      (d) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or sub-escrow agent employed by the Escrow Agent than any such book-entry depository or sub-escrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or sub-escrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

      (e) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days prior written notice of resignation to SBS and CME. The Escrow Agent may also be removed by the joint written notice of SBS and CME. Prior to the effective date of the resignation or removal as specified in such notice, SBS and CME will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Fund to a successor escrow agent that they select. Such successor escrow agent shall be a bank or trust company, organized and existing under the laws of the United States or any state thereof, subject to examination by state or federal authorities, and shall have capital and surplus in excess of $50,000,000. If no successor escrow agent is named by SBS and CME, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. The provisions of Sections 6(b) and

6(c) shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

      (f) It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Fund, or should any claim be made upon the Escrow Fund by a third party, the Escrow Agent upon receipt of a written notice of such dispute or claim by the parties hereto, is authorized and directed to retain in its possession without liability to anyone, any portion of the Escrow Fund in dispute, until such dispute shall have been settled either by the mutual agreement of the parties involved or by the final, non-appealable order of a court of competent jurisdiction. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceeding which relates to the Escrow Fund.

      (g) The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, computer viruses, power failures, earthquakes or other disasters.

      7. Escrow Fees. The Escrow Agent shall be entitled to receive reasonable compensation for its services hereunder pursuant to the schedule of fees attached hereto as Exhibit A and made a part hereof and, in addition thereto, shall be reimbursed for all out of pocket expenses, including reasonable attorneys' fees, actually and reasonably incurred by it in connection with the performance of its duties and obligations under this Escrow Agreement. All such fees and expenses shall be borne jointly by SBS and CME and not out of the Escrow Fund. The Escrow Agent shall render monthly statements, including therein a statement of all interest or other income earned on the Escrow Fund. The Escrow Agent shall have a lien on and may offset against the Escrow Amount to the extent any amounts due to it hereunder are not paid when due.

      8. Term. This Agreement shall terminate on the earlier to occur of (a) the disbursement of all of the Escrow Fund, (b) o, 2000 or (c) the termination by a written notice to the Escrow Agent from each of SBS and CME

(the "Termination Date"). Upon payment of any of the Escrow Fund as provided for herein, Escrow Agent shall have no further responsibility for any funds so paid.

      9. Notices. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) the second day following the day on which the same has been delivered prepaid to a national overnight air courier service or (c) three (3) business days following deposit in the mail, registered or certified postage prepaid in each case, addressed as follows:

            If to SBS, at:

            SBS Broadcasting S.A.
            8-10 rue Mathias Hardt
            L-1717 Luxembourg
               Attn: Corporate Secretary
               Fax:  +00 35 2 40 7804

With copies to:

            SBS Broadcasting S.A.
            36 Ives Street
            London SW3 2ND, England
               Attn:  Corporate Secretary
               Fax:   +44 020 7590 3601

            and

            Sullivan & Cromwell
            St. Olave's House
            9a Ironmonger Lane
            London EC2V 8EY, England
               Attn:  William A. Plapinger
               Fax:   +44 020 7710 6565

            If to CME, at:

            Central European Media Enterprises Ltd.
            Swan House
            52 Poland Street
            London W1V 3DF, England

               Attn:  Legal Department
                      Finance Department

               Fax:   +44 020 7292 7948
                      +44 020 7292 7903

            With copies to:

            Debevoise & Plimpton
            875 Third Avenue
            New York, NY 10022 USA

               Attn:  Greg Gooding and Louis Begley
               Fax:   +1 212 909 6836

            If to Escrow Agent:

            The Chase Manhattan Bank
            [Address]
            [Address]
               Attn:
               Phone:
               Fax:

or to such other person or persons at such address or addresses as may be designated by written notice hereunder. Any notice given in accordance with this Section may be given by a party hereto or by such party's counsel. All notices given under this Agreement shall be given to all persons listed above for notice, except that SBS and CME may give investment instructions under Section 3(a) hereof only to Escrow Agent.

      10.   Applicable Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      11.   Entire Agreement; Modification; Amendment.

      (a) The entire agreement of SBS and CME with the Escrow Agent is contained in this Escrow Agreement. The Escrow Agent is not expected or required to be familiar with the provisions of any other instrument, agreement or document and shall not be charged with any responsibility or liability in connection with the observance or non-observance by any other party whatsoever of the provisions of any such other instrument, agreement or document.

      (b) This Escrow Agreement may not be altered or modified without the consent of the parties hereto, which consent shall not constitute a waiver of any of the terms or conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms and conditions of this Escrow Agreement, or of such terms and conditions on any other occasion. This Agreement may not be amended except in a writing executed by each party to this Escrow Agreement.

      12.   Counterparts; Reproduction of Documents.

      (a) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      (b) This Escrow Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

      13. Headings. Headings of the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

      14. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights and remedies, obligations or liabilities under or by reason of this Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

                                    SBS BROADCASTING S.A.


                                    By:__________________________
                                       Name:
                                       Title:

                                    CENTRAL EUROPEAN MEDIA
                                    ENTERPRISES LTD.


                                    By:__________________________
                                       Name:
                                       Title:

                                    THE CHASE MANHATTAN BANK,
                                    AS ESCROW AGENT

                                    By:__________________________
                                       Name:
                                       Title:

                                     ANNEX E

                          Form of Notice of Assignment
                          ----------------------------

                                                            [Date]

TO:   SBS Broadcasting S.A.,
      8-10 rue Mathias Hardt
      L-1717 Luxembourg

            Fax No.:   +35 2 40 7804
            Attention: Corporate Secretary

      SBS Broadcasting S.A.,
      36 St. Ives Street
      London SW3 2ND, England

            Fax No.:   +44 020 7590 3601
            Attention: Corporate Secretary

      International Trading and Investments Holdings S.A.
      [Address]
      [Address]

            Fax No.:
            Attention:


            Reference is made to the Option Agreement, dated as of February 21, 2000 (the "Option Agreement"), by and between SBS Broadcasting S.A., a Luxembourg company ("Purchaser"), and Central European Media Enterprises Ltd., a Bermuda company ("Seller"), and to the Sale and Purchase Agreement, dated December 10, 1998, by and between International Trading and Investments Holdings S.A., a Luxembourg company ("ITI") and Seller.

            Seller hereby notifies Purchaser pursuant to Sections 5.1(a) and 6.1 of the Option Agreement and notifies ITI pursuant to Sections 7.5 and 7.6 of the Sale and Purchase Agreement that in connection with the acquisition by Purchaser from Seller of an aggregate principal amount of US$40,000,000 convertible senior notes of ITI issued under the Sale and Purchase Agreement, Seller hereby assigns all its rights, and not its obligations, under the Sale and Purchase Agreement (except under Section 5.1, 5.2, 5.3 and 5.4 thereof) to Purchaser.

                                          CENTRAL EUROPEAN MEDIA
                                          ENTERPRISES LTD



                                          By:
                                             ----------------------------
                                             Name:
                                             Title:


                                      E-2